EXHIBIT 10.2

                   AMENDED AND RESTATED MASTER PROMISSORY NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

Up to U.S.$29,500,000                                              July 28, 1999


                  FOR VALUE RECEIVED, the undersigned, FirstCom Equipment, Ltd. ("Borrower"), a corporation organized and existing under the laws of the British Virgin Islands (the "British Virgin Islands"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, United States of America, the principal sum representing the aggregate principal amount of the Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below, not to exceed Twenty-Nine Million Five Hundred Thousand United States Dollars (U.S.$29,500,000) in the aggregate.

                  Borrower promises to repay each Loan made to it in 20 substantially equal consecutive quarterly installments, commencing on the Quarterly Date occurring at the end of the first full calendar quarter after the date any Loan is made to Borrower under the Credit Agreement, with subsequent installments payable on each Quarterly Date thereafter, and with the last such installment to be due and payable on the twentieth such Quarterly Date upon which principal installments are due (the "Maturity Date") and in the amount necessary to repay in full the unpaid principal balance hereof.

                  As used herein, "Quarterly Date" means the last day of each calendar quarter in each year.

                  Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Quarterly Date until the Maturity Date, at a rate per annum equal at all times during each Interest Period (as defined below) to LIBOR (as defined below) for such Interest Period plus 5.5% per annum. The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note. The initial Interest Period shall begin on the date such Loan is made and end on the Quarterly Date occurring at the end of the fourth full calendar quarter after the date such Loan is made. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding twelve month anniversary of such date. As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the average (rounded upward, if necessary, to the

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nearest 1/16 of 1%) of the offered rates for deposits in Dollars for a term of three months appearing in the Wall Street Journal on the second Business Day preceding the first day of the applicable Interest Period.

                  As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California and New York, New York, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

                  Interest on any outstanding Loan shall be payable in arrears to Lender on each Quarterly Date; provided that if any prepayment hereof is effected other than on an Quarterly Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

                  In the event that any amount of principal hereof, or (to the extent permitted by applicable law) any interest hereon or any other amount payable hereunder or under the Loan Agreement, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, at a fluctuating rate per annum equal at all times to the Reference Rate (as defined below) plus 6% per annum.

                  As used herein, "Reference Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, United States of America, as its "reference rate". Each change in the interest rate hereon based on a change in the Reference Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

                  All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

                  Whenever any payment hereunder shall be stated to be due, or whenever any Quarterly Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Quarterly Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; PROVIDED, HOWEVER, that if such extension would cause such payment to be made, or such Quarterly Date or other date to occur, in the next following calendar month, such payment shall be made and such Quarterly Date or other date shall occur on the next preceding Banking Day.

                  Each such payment shall be made on the date when due, in Same Day Funds, to the Lender's account at Bank of America N.T. & S.A., ABA no. 121-000-358, to account


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number 12338-57430, ref. "FirstCom Equipment, Ltd," or to such other account of
Lender as it from time to time shall designate in a written notice to Borrower.

                  All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in freely transferable United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future British Virgin Islands taxes or charges whatsoever.

                  Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; PROVIDED, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

                  This Promissory Note amends and restates that certain Master Promissory Note dated November 19, 1998, and is the Note referred to in, and is subject to and entitled to the benefits of, the Agreement dated as of November 11, 1998, as amended by that certain Amendment Agreement dated as of July 28, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note.

                  Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

                  Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its respective obligations contained herein.


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                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

                  Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

                  IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.


                                     FIRSTCOM EQUIPMENT, LTD.



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